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                                                                    EXHIBIT 12.1


                         HERITAGE PROPANE PARTNERS, L.P.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

RATIO OF EARNINGS TO FIXED CHARGES OF HERITAGE PROPANE PARTNERS, L.P. AND SUBSIDIARIES ON A CONSOLIDATED BASIS FOR THE PERIODS INDICATED (FORMERLY PEOPLES
GAS):

                                                                                 Eight                                     Nine
                                                                                 Months                                   Months
                                                                                 Ended                                    Ended
                                             Years ended December 31,          August 31,     Years Ended August 31,      May 31,
                                        ----------------------------------     ----------     ----------------------     --------
                                          1997         1998         1999          2000          2001          2002         2003
                                        --------     --------     --------      --------      --------      --------     --------
Pre-tax income from continuing
operations before minority interest     $    980     $  3,483     $  2,895      $ (3,547)     $ 20,524      $  5,476     $ 49,961

Less:  Equity in earnings (losses)
of affiliates                                 --           --           --           (67)        1,250         1,338        1,687
Add:  Fixed charges                           13            8           12         2,817        36,339        38,034       28,068
      Distributed income of
      equity investees                                                                             125           400          303
                                        --------     --------     --------      --------      --------      --------     --------
Total earnings as adjusted                   993        3,491        2,907          (663)       55,738        42,572       76,645
                                        --------     --------     --------      --------      --------      --------     --------

Fixed charges:
   Interest expensed                          --           --           --         2,409        35,567        37,341       27,563
   Amortized debt issuance costs              --           --           --           389           636           587          440
   Estimated interest element of
   rentals                                    13            8           12            19           136           106           65
                                        --------     --------     --------      --------      --------      --------     --------
Total fixed charges                           13            8           12         2,817        36,339        38,034       28,068
                                        --------     --------     --------      --------      --------      --------     --------

RATIO OF EARNINGS TO FIXED CHARGES         76.38x      436.37x      242.25x          (A)          1.53x         1.12x        2.73x

----------
(A) Earnings for the eight months ended August 31, 2000, were insufficient to cover fixed charges by $3.5 million.

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RATIO OF EARNINGS TO FIXED CHARGES OF HERITAGE PROPANE PARTNERS, L.P. AND
SUBSIDIARIES ON A CONSOLIDATED BASIS FOR THE PERIODS INDICATED (PREDECESSOR HERITAGE):

                                                                               Period
                                                           Years ended          Ended
                                                            August 31,        August 9,
                                                       -------------------    ---------
                                                         1998        1999        2000
                                                       -------     -------    ---------
Pre-tax income from continuing
operations before minority interest                    $ 9,266     $10,116     $ 6,936
Less: Equity in earnings (losses) of affiliates            707       1,005         614
Add:  Fixed charges                                     15,148      16,477      18,352
      Distributed income of equity investees               100         470         200
                                                       -------     -------     -------
Total earnings as adjusted                              23,807      26,058      24,874
                                                       -------     -------     -------

Fixed charges:
   Interest expensed                                    14,599      15,915      17,664
   Amortized debt issuance costs                           446         465         584
   Estimated interest element of rentals                   103          97         104
                                                       -------     -------     -------
Total fixed charges                                     15,148      16,477      18,352
                                                       -------     -------     -------

RATIO OF EARNINGS TO FIXED CHARGES                       1.57x       1.58x       1.35x